UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado (State of incorporation or organization)	84-1014610 (I.R.S. Employer Identification No.)
1660 Lincoln Street, #2700 Denver, Colorado (Address of principal executive offices)	80264 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Common Stock, par value $.01	Name of each exchange on which each class is to be so registered The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.   [ √ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.   [   ]

Securities Act registration statement file number to which this form relates:  NA

Securities to be registered pursuant to Section 12(g) of the Act:  NA

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

       A description of our common stock to be registered hereunder is contained in Item 4.  “Description of Securities” of our Form S-8 Registration Statement (File No. 333-163431), filed with the Securities and Exchange Commission on December 1, 2009, and is incorporated herein by reference.

     We are applying to have our common stock be approved for listing on the NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “HNRG.”

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because we have no other securities registered on the NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	HALLADOR ENERGY COMPANY

Date: May 12, 2010	By:	/s/W. Anderson Bishop W. Anderson Bishop, CFO